UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission	(IRS Employer
File Number)	Identification No.)

2140 Research Drive, Livermore, CA	94550

(Address of principal executive offices)	(Zip Code)

(925) 294-4300

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 7:      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated January 20, 2004.

Item 12:      Results of Operations and Financial Condition.

On January 20, 2004, FormFactor, Inc., a Delaware corporation, issued a press release announcing its financial results for the fourth quarter ended December 27, 2003, and for fiscal year 2003. A copy of the press release is furnished as Exhibit 99.01 to this report. FormFactor made reference to non-GAAP financial information in this press release.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) in the press release, FormFactor, Inc. used non-GAAP measures of earnings per share, which were adjusted from results based on GAAP assuming FormFactor’s initial public offering and subsequent follow-on offering had occurred at the beginning of fiscal year 2002. The adjustment assumes the conversion to common stock of all redeemable convertible preferred stock, and the issuance of the common shares issued in FormFactor’s initial public offering and subsequent follow-on offering. FormFactor believes the pro forma earnings per share presentation represents a meaningful alternative basis for the comparison of its current results to results during fiscal periods occurring prior to FormFactor’s initial public offering. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures included in our press release have been reconciled to the nearest GAAP financial measure as is required under SEC rules regarding the use of non-GAAP financial measures.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date: January 20, 2004	By:	/s/ Jens Meyerhoff

Jens Meyerhoff, Chief Financial Officer
and Senior Vice President of Operations

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description

99.01	Press Release dated January 20, 2004.